UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2024
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ATI Physical Therapy, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39439 (Commission File Number)	85-1408039 (I.R.S. Employer Identification Number)
790 Remington Boulevard Bolingbrook, IL 60440
(Address of principal executive offices and zip code)
(630) 296-2223
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered(1)(2)
Class A common stock, par value $0.0001	ATIP	NONE
Redeemable Warrants, exercisable for Class A common stock at an exercise price of $575.00 per share	ATIPW	NONE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 On December 3, 2024, the New York Stock Exchange (the “NYSE”) delisted from trading the Class A Common Stock. Further, on December 4, 2024, the NYSE filed a Form 25 to deregister the Common Stock, which form will be effective on March 4, 2025. The Common Stock currently trades on the OTC Pink Sheets under the ticker “ATIP.”
2 The warrants currently trade on the OTC Pink Sheets under the ticker “ATIPW.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2024, Joseph Jordan provided notice to ATI Physical Therapy, Inc. (the “Company”) that he will resign from his position as Chief Financial Officer of the Company effective as of the end of business on January 10, 2025 (the “Effective Date”). Mr. Jordan is resigning to pursue other opportunities. Mr. Jordan’s resignation is not the result of a disagreement with the Company or the Company’s Board of Directors or of any matter relating to the Company’s operations, financial statements, policies or practices. The Company thanks Mr. Jordan for his dedicated services and wishes him well in his future endeavors. The Company has begun a search for Mr. Jordan’s successor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23th day of December, 2024.

ATI PHYSICAL THERAPY, INC.

By:	/s/ Joseph Jordan
Name:	Joseph Jordan
Title:	Chief Financial Officer